Filed pursuant to Rule 424(b)(5)

Registration No. 333-264068

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 14, 2022)

Nikola Corporation

$12,075,432 Series B-3 Senior Convertible Notes due 2024

We are offering $12,075,432 aggregate principal amount of our series B-3 senior convertible notes due 2024, or the Notes, at an offering price equal to $1,000 per $1,000 principal amount of notes. We are also offering by this prospectus supplement shares of our common stock issuable from time to time upon conversion or otherwise under the Notes (including shares that may be issued in payment of interest).

The Notes will bear interest at a rate of 5.0% per annum, payable in arrears on the first calendar day of each calendar quarter, beginning July 1, 2023, payable in shares of our common stock, cash or a combination of shares and cash, at our option. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 12.5% per annum. Unless earlier converted or redeemed, the Notes will mature on May 25, 2024, subject to extension at the option of the holders in certain circumstances as provided in the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders into shares of our common stock at a conversion price that is the lowest of (a) $1.95, which we refer to as the “reference price,” (b) the lower of the (i) reference price and (ii) the greater of $0.478, which we refer to herein as the “floor price,” and the volume weighted average price of our common stock as of the applicable conversion date, and (c) the greater of the (i) floor price and, as elected by the converting holder, (ii) either (X) depending on the delivery time of the applicable conversion notice, (I) the volume weighted average price of our common stock as of the applicable conversion date or (II) the average volume weighted average price of our common stock immediately prior to the applicable conversion date, or (Y) 95% of the average volume weighted average price of our common stock for the three trading days commencing on, and including, the applicable conversion date. The reference price and floor price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

The Notes are being sold pursuant to a securities purchase agreement, or the Securities Purchase Agreement, among us and the investors in the Notes, as amended. On December 30, 2022, we sold $50,000,000 aggregate principal amount of our series A senior convertible notes to the investors pursuant to the Securities Purchase Agreement. On March 17, 2023, we sold $25,000,000 aggregate principal amount of our series B-1 senior convertible notes to the investors pursuant to the Securities Purchase Agreement. On May 10, 2023, we sold $15,000,000 aggregate principal amount of our series B-2 senior convertible notes to the investors pursuant to the Securities Purchase Agreement. The Notes are being issued pursuant to the third supplemental indenture, or the Third Supplemental Indenture, dated as of May 25, 2023, between us and Wilmington Savings Fund Society, FSB, as trustee, or the Trustee. The Third Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of March 16, 2023, or the Base Indenture. We collectively refer to the Base Indenture, together with the First Supplemental Indenture, dated as of March 16, 2023, or the First Supplemental Indenture, the Second Supplemental Indenture, dated as of May 10, 2023, or the Second Supplemental Indenture and the Third Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Upon our filing of an additional prospectus supplement and supplemental indenture, and our satisfaction of certain other conditions, we may elect to consummate additional closings of up to $22,924,568 in aggregate principal amount of senior convertible notes at additional closings, or the Additional Notes, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NKLA.” On May 23, 2023, the closing price of our common stock on Nasdaq was $0.7806 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any risk factors that are included in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 24, 2023.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated April 14, 2022, are part of a registration statement on Form S-3 (File No. 333-264068) that we filed with the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We have not authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We do not take responsibility for, or provide assurances as to, the reliability of any other information that others may give you.

We are offering the Notes, which are convertible into shares of our common stock, directly to the investor in the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our Notes.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus supplement to “Nikola,” the “company,” “we,” “us” and “our” refer to Nikola Corporation and its consolidated subsidiaries.

Nikola and the Nikola logo are our trademarks. This prospectus supplement, accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section under the heading “Risk Factors” in this prospectus supplement beginning on page S-7 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that is intended to enable corporate customers to integrate next generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners and suppliers expect to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

Corporate Information

We are a Delaware corporation and were incorporated as VectoIQ Acquisition Corp., or VectoIQ, in January 2018. On June 3, 2020, VectoIQ consummated a business combination with Nikola Corporation, a Delaware corporation, or Legacy Nikola, and, in connection therewith, (i) VectoIQ’s wholly-owned subsidiary merged with and into Legacy Nikola, whereby Legacy Nikola survived the merger and was deemed the accounting predecessor of the merger and became the successor registrant for SEC purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly- owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below contains basic information about the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes” on page S-16.

Securities Offered:	Notes with initial aggregate principal amount of $12,075,432. This prospectus supplement also relates to the offering of the shares of common stock issuable from time to time upon conversion or otherwise under the Notes (including shares that may be issued in payment of interest).

Maturity:	Unless earlier converted or redeemed, the Notes will mature on May 25, 2024, subject to extension at the option of the holders in certain circumstances as provided in the Notes.

Interest on the Notes:	The Notes will bear interest at a rate of 5% per year. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 12.5%.

Ranking:	The Notes will be our senior, unsecured obligations. All payments due under the Notes will be senior to all of our subordinated indebtedness and subordinated indebtedness of any of our subsidiaries and equal in right with all of our other indebtedness and other indebtedness of our subsidiaries. The Notes will rank pari passu with our series A senior convertible notes, series B-1 senior convertible notes, series B-2 senior convertible notes and any Additional Notes that we issue pursuant to the Securities Purchase Agreement and the Indenture, as it may be amended from time to time.

Conversion at Option of Holder:	Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon, at any time at such holder’s option, into shares of our common stock at the “Conversion Price” (subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions), which is equal to the lesser of:

•	the reference price;

•	the lower of:

•	the reference price;

•	the greater of:

•	the floor price; and

•	the volume weighted average price of our common stock as of the applicable conversion date; and

•	the greater of:

•	the floor price; and

•	as elected by the converting holder, either

•

depending on the delivery time of the applicable conversion notice, (i) the volume weighted average price of our common stock as of the applicable conversion date or (ii) the average volume weighted average price of our common stock immediately prior to the applicable conversion date; or

•	95% of the average volume weighted average price of our common stock for the three trading days commencing on, and including, the applicable conversion date.

Voluntary Adjustment Right:	Subject to the rules and regulations of the Nasdaq Global Select Market, we have the right, at any time, with the written consent of the holders, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional

Conversion:	If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note subject to an additional 15% redemption premium.

Beneficial Ownership Limitation:	Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any increase will only be effective upon 61-days’ prior notice to us).

Holder Optional Redemption Rights

Event of Default Redemption:	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

Change of Control Redemption:	In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium to the greater of (i) the face value of the Notes to be redeemed; (ii) the equity value of our common stock underlying such Notes; and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying such Notes.

Subsequent Placement Redemption:	The holders of the Notes may require the Company to redeem the Notes, in whole or in part, upon the occurrence of certain subsequent transactions with the gross proceeds therefrom.

Bankruptcy Event of Default Mandatory Redemption:	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at 15% premium unless the holder waives such right to receive such payment.

Make-Whole Amount:	In connection with any conversion, redemption or other payment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the outstanding principal amount of such Notes remained outstanding through and including the maturity date of such Notes.

Use of Proceeds:	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors:	Investing in our securities involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market trading symbol for our common stock:	“NKLA”

The number of shares of common stock to be outstanding immediately after this offering is based on 716,786,903 shares outstanding as of May 22, 2023 and excludes:

•

22,299,910 shares of common stock issuable upon the exercise of outstanding options granted under Legacy Nikola’s 2017 Stock Option Plan, or the 2017 Option Plan, with a weighted-average exercise price of $1.31 per share;

•	2,249,532 shares available for future issuance under our 2020 Stock Incentive Plan, or the 2020 Stock Plan;

•	4,000,000 shares available for future issuance under our 2020 Employee Stock Purchase Plan, or the 2020 ESPP;

•	26,936,139 shares underlying restricted stock units, or RSUs, granted pursuant to the 2020 Stock Plan;

•	464,248 shares issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $11.50 per share;

•	376,935 shares issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $96.96 per share;

•	250,416 shares issuable upon the exercise of outstanding warrants to purchase common stock, with a weighted average exercise price of $39.68 per share;

•

up to 3,289,301 shares of common stock that are currently registered and may be issued to Tumim Stone Capital LLC, or Tumim, pursuant to the Common Stock Purchase Agreement dated September 24, 2021, or the Tumim Purchase Agreement, if and when we elect to sell shares to Tumim under such agreement;

•	48,905 shares of common stock underlying RSUs and performance-related stock units in connection with our acquisition of Romeo Power, Inc., or Romeo; and

•	37,814 shares of common stock available for future issuance under the Romeo 2020 Long-Term Incentive Plan.

The shares outstanding as of May 22, 2023 referenced above also does not include shares of common stock issued after May 22, 2023, including but not limited to shares of common stock issued upon conversion of our series B-1 senior convertible notes and our series B-2 senior convertible notes. In addition, the foregoing excludes approximately 152,611,226 shares of common stock underlying our 8.00% / 11.00% convertible senior PIK toggle notes due 2026 and our 8.00% / 11.00% series B convertible senior PIK toggle notes due 2026, or the Series B PIK Notes, and together, the PIK Toggle Notes.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus and the documents that we have incorporated by reference herein and therein, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of May 22, 2023, we had outstanding approximately 716.8 million shares of common stock, options to purchase approximately 22.3 million shares of common stock, approximately 2.2 million shares of common stock reserved for issuance under the 2020 Stock Plan, 4.0 million shares of common stock reserved for issuance under the 2020 ESPP, unsettled RSUs for approximately 26.9 million shares of common stock, warrants to purchase an aggregate of approximately 1.1 million shares of common stock, up to approximately 3.3 million shares of common stock available for issuance pursuant to the Tumim Purchase Agreement, 48,905 shares of common stock underlying RSUs and performance-related stock units in connection with our acquisition of Romeo, and 37,814 shares of common stock available for future issuance under the Romeo 2020 Long-Term Incentive Plan. As of May 22, 2023, there were approximately 152.6 million shares of common stock underlying our PIK Toggle Notes, none of which have been reserved. All of the shares of our outstanding common stock are freely transferable, subject, in certain cases, to compliance with Rule 144 by affiliates. We have also registered shares of our common stock that we have issued and may in the future issue under our employee equity incentive plans. These shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules, and applicable securities laws. We have also agreed to issue additional equity awards, and may sell additional shares of common stock pursuant to our equity distribution agreement dated August 30, 2022 with Citi Global Markets, Inc., or the Equity Distribution Agreement. In addition, we have in the past and may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing stockholders and may result in additional sales of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

There is no existing trading market for the Notes.

There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.

The holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

The holders of the Notes will not be entitled to any rights with respect to our common stock until the Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Note or the repayment of the Note in the form of common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Notes sell shares of our common stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

We will be unable to issue sufficient additional shares for future capital raising transactions, including pursuant to existing potential sources of capital, or strategic transactions, unless we obtain stockholder approval to amend our certificate of incorporation to increase the number of authorized shares of our common stock available for issuance.

We operate in a capital-intensive industry. We do not believe we currently have sufficient unissued shares of common stock for future issuances to raise funds to execute on our business plan. Having additional authorized shares of common stock available is critical to our continued efforts to pursue our strategic goals and we will be limited by the number of shares available for future capital raising transactions, including pursuant to the Equity Distribution Agreement, the Tumim Purchase Agreement and the Securities Purchase Agreement, agreements we may enter into in the future, or for business development transactions or acquisitions, unless we obtain stockholder approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock. We intend to solicit the approval of our stockholders to amend our restated certificate of incorporation to increase the number of authorized shares of our common stock at our annual meeting of stockholders in June 2023, but have in the past encountered difficulties obtaining stockholder approval for similar proposals and there can be no assurance that our stockholders will approve the amendment. A delay in securing, or a failure to secure, stockholder approval to amend our restated certificate of incorporation to increase our authorized common stock will adversely affect our ability to raise capital to operate our business, and would have a material adverse effect on our business, prospects, operations and financial condition.

Our stock price is volatile, and you may not be able to sell shares of our common stock at or above the price you paid.

The trading price of our common stock is volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. For example, the trading price of our common stock declined following the release of the short seller article, which contains certain allegations against us. Other factors that may cause our stock price to fluctuate include, but are not limited to:

•	our progress on achievement of business milestones and objectives;

•	actual or anticipated fluctuations in operating results;

•	our need for additional capital;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the transportation industry in general;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	operating and share price performance of other companies that investors deem comparable to us;

•	our focus on long-term goals over short-term results;

•	the timing and magnitude of our investments in the growth of our business;

•	actual or anticipated changes in laws and regulations affecting our business;

•	additions or departures of key management or other personnel;

•	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

•	our ability to market new and enhanced products and technologies on a timely basis;

•	sales of substantial amounts of our common stock, including sales by our directors, executive officers or significant stockholders, or the perception that such sales could occur;

•	changes in our capital structure, including future issuances of securities or the incurrence of debt; and

•	general economic, political and market conditions.

In addition, the stock market in general, and The Nasdaq Stock Market LLC in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

The closing price of our common stock on Nasdaq ranged from $0.81 to $8.05 from May 2, 2022, through May 1, 2023. The price of our common stock also decreased substantially following public announcements made by us. In addition, broad market and industry factors, including the COVID-19 pandemic and the war in Ukraine, may seriously affect the market price of our common stock, regardless of our actual operating performance.

Any investment in our common stock is subject to extreme volatility and could result in the loss of your entire investment. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, which has and may in the future be instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our liquidity may be significantly impaired if we do not obtain stockholder approval to increase the authorized number of our shares of common stock and the stockholder approval contemplated by Nasdaq Rule 5635 with respect to the common stock that may be issued in connection with the conversion of our PIK Toggle Notes in excess of the limitations imposed by such rule.

The indenture that governs the PIK Toggle Notes limits our ability to settle conversions of the PIK Toggle Notes with shares of our common stock until we obtain stockholder approval to increase the number of our authorized shares of common stock and, in the case the Series B PIK Notes, until we obtain the stockholder approval contemplated by Nasdaq Rule 5635. As a result, we will have to settle conversions of the PIK Toggle Notes with cash until the requisite stockholder approval is obtained. Consequently, any such conversions could significantly impair cash available for general corporate purposes, including our working capital needs.

Our stock price has recently fallen below the Nasdaq Stock Market’s minimum closing bid price requirement of $1.00 per share for 30 consecutive days. Our failure to meet this or other Nasdaq continued listing standards could result in the delisting of our common stock, which could have an adverse impact on the liquidity and market price of our common stock.

Our common stock is currently listed on The Nasdaq Stock Market, which has qualitative and quantitative continued listing requirements, including corporate governance requirements, public float requirements, and a $1.00 minimum closing bid price requirement. Our common stock price has in the past and may in the future not meet the minimum bid price for continued listing on Nasdaq. Because our common stock has traded at closing bid prices below $1.00 for over 30 consecutive business days, Nasdaq may take steps to delist our common stock. Additionally, our common stock could also be subject to delisting if we fail to comply with any other continued listing standards of Nasdaq. Such a delisting would likely have an adverse effect on the liquidity of our common stock, decrease the market price of our common stock, result in the potential loss of confidence by investors, suppliers, customers, and employees, and fewer business development opportunities, and adversely affect our ability to obtain financing for our continuing operations. In addition, the reasonable prospect of delisting could result in an equity conditions failure under the Notes and the Securities Purchase Agreement, which could affect our ability to elect to pay interest on the Notes in shares of our common stock and our ability to sell Additional Notes under the Securities Purchase Agreement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward- looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “target,” “goal,” “strategy,” “seem,” “seek,” “future,” “outlook,” and similar expressions are intended to identify forward looking statements. These are statements that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to:

•	our financial and business performance;

•	expected timing with respect to the expansion of our manufacturing facilities, joint venture with Iveco and production and attributes of our BEV and FCEV trucks;

•	expectations regarding our hydrogen fuel station rollout plan and hydrogen strategy;

•	timing of completion of validation testing, volume production and other milestones;

•	securing components for our trucks on acceptable terms and in a timely manner, or at all;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the execution of definitive agreements with our business partners and the success of our planned collaborations;

•	our future capital requirements and sources and uses of cash;

•	the potential outcome of investigations, litigation, complaints, product liability claims and/or adverse publicity;

•	the implementation, market acceptance and success of our business model;

•	developments relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations;

•	our ability to increase our authorized common stock to facilitate access to capital, which is dependent on stockholder approval;

•	our ability to continue as a going concern;

•	the outcome of any known and unknown regulatory proceedings;

•	our business, expansion plans and opportunities;

•	the potential benefits received from our hydrogen production, offtake, distribution and dispensing plans;

•	the expected performance and specifications of our vehicles and hydrogen production, distribution and fueling solutions;

•	the benefits and attributes of our business model and strategy;

•	our expectations regarding our projected truck builds and related specifications;

•	our expectations for our trucks and market acceptance of electric trucks;

•	expected benefits of our strategic partnerships;

•	our plans with respect to our maintenance and service program;

•	beliefs regarding our competitiveness;

•	market opportunity;

•	changes in applicable laws or regulations; and

•	anticipated trends and challenges in our business and the markets in which we operate.

These statements are subject to known and unknown risks and uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	our ability to execute our business model, including market acceptance of and demand for our existing and planned products and services;

•	changes in applicable laws or regulations;

•	risks associated with the outcome of legal, regulatory, or judicial proceedings;

•	the effect of the COVID-19 pandemic on our business;

•	supply chain constraints;

•	customer demand for our trucks;

•	our ability to achieve cost reductions for our vehicles;

•	the cancellation of orders;

•	the impact of inflation;

•	our ability to raise capital;

•	our ability to amend our charter to increase our authorized common stock, which is dependent on stockholder approval;

•	our ability to compete;

•	the success of our business collaborations;

•	regulatory developments in the United States and foreign countries;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	our ability to achieve the intended benefits of our acquisition of Romeo, and liabilities associated with the acquisition;

•	our history of operating losses; and

•

other risks and uncertainties described in the registration statement of which this prospectus supplement forms a part, including those under the section entitled “Risk Factors” and those incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

These forward-looking statements made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $11.9 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest- bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase our Notes in this offering, your beneficial ownership interest in our common stock will be immediately diluted to the extent of the difference between the conversion price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of March 31, 2023 into our total tangible assets less total liabilities.

Our net tangible book value as of March 31, 2023 was approximately $447.3 million, or $0.7527 per share, based on 594,182,551 shares of our common stock outstanding as of that date. After giving effect to (i) the sale by us of all $12,075,432 in principal amount of Notes offered hereby at an offering price of $1,000 per $1,000 in principal amount, and the deduction of the estimated offering expenses payable by us, and (ii) a hypothetical conversion of all of the Notes at a conversion price equal to $0.7806 per share, the closing price of our common stock on May 23, 2023, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $459.2 million, or $0.7533 per share. This represents an immediate increase in net tangible book value of $0.0006 per share to existing stockholders and immediate dilution of $0.0273 per share to a new investor purchasing shares of our common stock at the assumed conversion price, as illustrated by the following table:

Assumed conversion price per share for the Notes		$0.7806
Net tangible book value per share as of March 31, 2023	$0.7527
Increase in net tangible book value per share attributable to this offering	0.0006

As adjusted net tangible book value per share after giving effect to this offering		0.7533

Dilution per share to investors in this offering		$0.0273

Subsequent to March 31, 2023, we issued additional shares of common stock upon conversion of our series B-1 senior convertible notes and our series B-2 senior convertible notes and pursuant to the Stock Purchase Agreement dated March 29, 2023. To the extent that additional shares are issued in the future, investors purchasing our Notes in this offering will experience further dilution. In addition, we may offer other securities in other offerings based on market conditions or strategic considerations, subject to having sufficient authorized capital stock available for issuance. To the extent we issue such securities, investors may experience further dilution.

DESCRIPTION OF NOTES

We are offering $12,075,432 aggregate principal amount of our series B-3 senior convertible notes due 2024, which we refer to herein as the “Notes”, which Notes shall be convertible into shares of our common stock. The Notes are being sold pursuant to this prospectus supplement, the Indenture (as defined below), and the terms of the Securities Purchase Agreement dated December 30, 2022 between us and each investor in the Notes, as amended. This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion or otherwise under the Notes (including shares of our common stock that may be issued as interest in lieu of cash payments upon a conversion by a holder thereof).

The following is a description of the material terms of the Notes and the Indenture, and supplements the information under the heading “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may request copies of the Indenture, the form of Note and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information.”

General

The Notes are being issued pursuant to the Third Supplemental Indenture, dated as of May 25, 2023, between us and Wilmington Savings Fund Society, FSB, as trustee, or the Trustee. The Third Supplemental Indenture supplements the indenture entered into between us and the Trustee, dated as of March 16, 2023, as supplemented by the First Supplemental Indenture dated as of March 16, 2023, between us and the Trustee and as further supplemented by the Second Supplemental Indenture dated as of May 10, 2023, between us and the Trustee. We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Notes will be issued without any original issue discount. The Notes will be issued in certificated form and not as global securities.

Closings

At the closing of this offering, we will issue $12,075,432 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of an additional prospectus supplement, we may elect to consummate additional closings of up to $22.924,568 in aggregate principal amount of senior convertible notes at additional closings, which we refer to herein as the “Additional Notes”, at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. The Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture and will have a maturity date of the first anniversary of the date of such issuance thereof.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on May 25, 2024, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

(i)

if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and/or

(ii)	for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at the rate of 5.0% per annum (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable in cash, or, at our option if there has been no equity conditions failure, in shares of our common stock, in arrears on the first calendar day of each quarter, or each an Interest Date. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 12.5% per annum, or the Default Rate, upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Ranking

The Notes will be our senior unsecured obligations and not the financial obligations of our subsidiaries. Until such date no Notes remain outstanding, all payments due under the Notes will be senior to all of our subordinated indebtedness and subordinated indebtedness of any of our subsidiaries and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The Notes will rank pari passu with our series A senior convertible notes, series B-1 senior convertible notes, series B-2 senior convertible notes and any Additional Notes that we issue pursuant to the Securities Purchase Agreement and the Indenture, as it may be amended from time to time.

Make-Whole Amount

In connection with any conversion, redemption or other payment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the outstanding principal amount of such Notes remained outstanding through and including the Maturity Date.

Late Charges

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon, at any time at such holder’s option, into shares of our common stock at the “Conversion Price” (subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions), which is equal to the lesser of:

•	the reference price;

•	the lower of:

•	the reference price;

•	the greater of:

•	the floor price; and

•	the volume weighted average price of our common stock as of the applicable conversion date; and

•	the greater of:

•	the floor price; and

•	as elected by the converting holder, either

•

depending on the delivery time of the applicable conversion notice, (i) the volume weighted average price of our common stock as of the applicable conversion date or (ii) the average volume weighted average price of our common stock immediately prior to the applicable conversion date; or

•	95% of the average volume weighted average price of our common stock for the three trading days commencing on, and including, the applicable conversion date.

Voluntary Adjustment Right

Subject to the rules and regulations of the Nasdaq Stock Market, we have the right, at any time, with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note (subject to an additional 15% redemption premium).

Beneficial Ownership Limitation

Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any increase will only be effective upon 61-days’ prior notice to us).

Events of Default

Under the terms of the Third Supplemental Indenture, the events of default contained in the Base Indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 15% premium, unless the holder waives such right to receive such payment.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium to the greater of (i) the face value of the Notes to be redeemed, (ii) the equity value of our common stock underlying such Notes, and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying such Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Subsequent Placement Redemption Right

The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities at a time when we are not in compliance with equity conditions that include trading price and trading volume conditions. In such an event, we would be required to redeem Notes using gross proceeds of such an offering.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•

we will not and will cause our subsidiaries not to, directly or indirectly, incur or guarantee any Debt (as defined in the Notes, and other than the Notes and the Additional Notes) with a maturity date (or subject to acceleration) prior to the 91st calendar day after the maturity date of the Notes, unless the proceeds from the issuance of such Debt are used to repay all amounts then due on the Notes;

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Notes has occurred and is continuing;

•

we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business conducted or contemplated to be conducted as of the date of the issuance of the Notes;

•

we will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

•	we will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

•

we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of our business in full force and effect;

•

we and our subsidiaries will maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•

we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except (i) intercompany transactions, (ii) reasonable and customary director, officer and employee benefits plans and indemnification arrangements approved by our board of directors, and (iii) transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•

we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this prospectus supplement and the Securities Purchase Agreement), (ii) issue any other securities that would cause a breach or default under the Notes, unless the proceeds from the issuance are used to repay all amounts due on the notes, or (iii) issue any shares of our common stock pursuant to any equity line or at-the-market offering during the three trading day period immediately following any applicable conversion date;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us, subject to certain exceptions; and

•

at the request of the holder, we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Additional Provisions of Third Supplemental Indenture

No Global Securities

Under the Third Supplemental Indenture none of the Notes shall be represented by global securities.

Amendments to Third Supplemental Indenture and Notes

The Third Supplemental Indenture may be amended by the written consent of the Company and the holders of a majority of the underlying securities issued or issuable pursuant to the Notes, provided that no amendment shall adversely impact the rights, duties, immunities or liabilities of the trustee. Additionally, no provision of the Third Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Each Note may not be changed or amended without the prior written consent of the holder of such Note.

Excluded Provisions of the Base Indenture

We have elected, through the Third Supplemental Indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the Third Supplemental Indenture shall govern:

•	Definition of “Affiliate” in Section 101;

•	Definition of “Business Day” in Section 101;

•	Definition of “Event of Default” in Section 501;

•	Definition of “Maturity” in Section 101;

•	Definition of “Person” in Section 1.1;

•	Definition of “Regular Record Date” in Section 101;

•	Definition of “Redemption Date” in Section 1.1;

•	Definition of “Redemption Price” in Section 101;

•	Definition of “Subsidiary” in Section 101;

•	Section 106 (Notice to Holders; Waiver);

•	Section 110 (Separability Clause);

•	Section 111 (Benefits of Indenture);

•	Section 112 (Governing Law);

•	Section 113 (Legal Holidays);

•	Section 114 (Rules by Trustee and Agents);

•	Section 115 (No Recourse Against Others);

•	Section 305 (Registration, Registration of Transfer and Exchange);

•	Section 306 (Mutilated, Destroyed, Lost or Stolen Securities);

•	Section 307 (Payment of Interest; Interest Rights Preserved);

•	Section 309 (Cancellation);

•	Section 310 (Computation of Interest);

•	Section 311 (Global Securities; Exchanges; Registration and Registration of Transfer);

•	Section 312 (Extension of Interest Payment);

•	Article Four (Satisfaction and Discharge; Defeasance);

•	Article Five (Remedies);

•	Article Eight (Consolidation, Merger, Conveyance or Transfer);

•	Section 901 (Supplemental Indentures Without Consent of Holders);

•	Section 908 (Modification Without Supplemental Indenture);

•	Section 1005 (Waiver of Certain Covenants);

•	Article Eleven (Redemption of Securities); and

•	Article Twelve (Repayment of Securities at Option of Holders).

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the Indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the Indenture or its affiliates in the ordinary course of business. The Indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement.

We currently anticipate that the closing of the sale of the Notes is expected to take place on or about May 25, 2023, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $11.9 million, after deducting estimated offering expenses payable by us. Our obligation to issue the shares of our common stock issuable upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the securities purchase agreement.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

Our common stock is listed on Nasdaq under the symbol “NKLA.” Our transfer agent is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Pillsbury

Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Nikola Corporation incorporated by reference in Nikola Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Romeo Power, Inc. as of December 31, 2021, and for the year then ended, incorporated by reference in this prospectus by reference to Nikola Corporation’s amended Current Reports on Form 8-K/A dated November 28, 2022 and March 24, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as amended by Amendment No. 1 to Annual Report on Form 10-K as filed on May 12, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

•

our Current Reports on Form 8-K filed on October 17, 2022 (as amended on November 28, 2022, and as further amended on March   24, 2023), February 22, 2023, March  16, 2023, March  20, 2023, March  28, 2023, March  30, 2023, March  31, 2023, April  4, 2023, April  14, 2023, April  28, 2023, May  9, 2023 and May 10, 2023; and

•

the description of our common stock set forth in Exhibit 4.11 of our Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in any case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, telephone (480) 666-1038. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PROSPECTUS

$1,200,000,000

Nikola Corporation

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $1,200,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer and sell these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NKLA.” On April 14, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.02 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2022

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $1,200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

On June 3, 2020, or the Closing Date, VectoIQ Acquisition Corp., our predecessor company, or VectoIQ, consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated March 2, 2020, or the Business Combination Agreement, by and among VectoIQ, VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware, or Merger Sub, and Nikola Corporation, a Delaware corporation, or Legacy Nikola. Pursuant to the terms of the Business Combination Agreement, a business combination between the company and Legacy Nikola was effected through the merger of Merger Sub with and into Legacy Nikola, with Legacy Nikola surviving as the surviving company and as a wholly-owned subsidiary of VectoIQ, or the Merger and, collectively with the other transactions described in the Business Combination Agreement, the Business Combination. On the Closing Date, and in connection with the closing of the Business Combination, VectoIQ Acquisition Corp. changed its name to Nikola Corporation.

Unless the context indicates otherwise, references in this prospectus to the “company,” “Nikola,” “we,” “us,” “our” and similar terms refer to Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) and its consolidated subsidiaries, including Legacy Nikola. References to “VectoIQ” refer to our predecessor company prior to the consummation of the Business Combination.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K incorporated by reference into this prospectus, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NIKOLA CORPORATION

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that is intended to enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners and suppliers expect to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

We are a Delaware corporation and were incorporated as VectoIQ Acquisition Corp., in January 2018. On June 3, 2020, VectoIQ consummated the Business Combination and, in connection therewith, (i) VectoIQ’s wholly-owned subsidiary merged with and into Legacy Nikola, whereby Legacy Nikola survived the Merger and was deemed the accounting predecessor of the Merger and became the successor registrant for SEC purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly-owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “project,” “forecast,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “scheduled,” “will,” and similar expressions are intended to identify forward-looking statements, and include but are not limited to:

•	our financial and business performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our future capital requirements and sources and uses of cash;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the implementation, market acceptance and success of our business model;

•	developments relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain funding for our operations;

•	the outcome of any known and unknown regulatory proceedings;

•	our business, expansion plans and opportunities; and

•	changes in applicable laws or regulations.

These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	the effect of the COVID-19 pandemic on our business;

•	our ability to raise capital;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations; and

•	other risks and uncertainties described in the registration statement of which this prospectus forms a part, including those under the section entitled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Nikola Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our restated certificate of incorporation, or our Certificate of Incorporation, and our amended and restated bylaws, or our Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our Certificate of Incorporation and our Bylaws for additional information before you buy any of our common stock, preferred stock or other securities. See “Where You Can Find More Information.”

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, $0.0001 par value per share, and 150,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of December 31, 2021, there were 413,340,550 shares of common stock and no shares of preferred stock outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of December 31, 2021, there were 91 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of outstanding shares of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. We have not paid any cash dividends to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Holders of our common stock have no preemptive, conversion or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Registration Rights

On June 3, 2020, we entered into a Registration Rights and Lock-Up Agreement with certain of our stockholders, or the Holders. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company’s securities held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

On June 11, 2021 and September 24, 2021, we entered into common stock purchase agreements with Tumim Stone Capital LLC, or Tumim, pursuant to which Tumim committed to purchase up to an aggregate of $600 million of our common stock. In connection with such purchase agreements, we also entered into registration rights agreements with Tumim to register for resale under the Securities Act the shares of our common stock that have been and may be issued to Tumim under the purchase agreements.

We generally must pay all expenses relating to any such registration, other than underwriting discounts and selling commissions. The terms of the registration rights are specified in the relevant registration rights agreement.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Nikola or the removal of existing management.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws, described below, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in our Bylaws. Our Bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our board of directors, (ii) our Secretary, at the request of the Chairman of our board, (iii) our executive chairman, or (iv) the vote of the stockholders owning not less than 25% of our issued and outstanding stock; provided that our board of directors approves such stockholder request for a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no later than the close of business on the latter of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and our Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our Certificate of Incorporation also requires the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, Section 203 defines a “business combination” to include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” as a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

Certain of the provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Delaware law and our Certificate of Incorporation provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “NKLA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Certificate of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Private Warrants

As of December 31, 2021, there were 760,915 private warrants to purchase common stock outstanding held by 12 holders of record. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on July 3, 2020. The warrants will expire at 5:00 p.m., New York City time, on June 3, 2025, except that any private warrants issued to Cowen Investments II, LLC will expire on May 15, 2023.

The registration statement registering the issuance of the shares of common stock underlying the private warrants, the resale of the private warrants, and the shares common stock that may be issued upon exercise of the private warrants was declared effective by the SEC on July 17, 2020.

The warrants contain customary anti-dilution provisions adjusting the number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants in the event of stock splits, stock dividends, stock combinations and reclassifications, certain dividends and distributions on our common stock, and certain reorganizations, mergers and consolidations involving us.

The private warrants are issued under and subject to the terms of the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue additional warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the specific number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents, including in underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies, including at prevailing market prices, at prices related to such prevailing market prices or at negotiated prices. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements of Nikola Corporation incorporated by reference in Nikola Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On June 3, 2020, our board of directors approved the engagement of Ernst & Young LLP, or EY, as our independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2020. EY served as the independent registered public accounting firm of Legacy Nikola prior to the Business Combination. Accordingly, RSM US LLP, or RSM, our independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as our independent registered public accounting firm following completion of the company’s audit for the year ended December 31, 2019, which consists only of the accounts of the pre-business combination special purpose acquisition company.

RSM’s report on the company’s balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from January 23, 2018 (inception) to December 31, 2018, and the related notes to the financial statements, or collectively, the financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 23, 2018 (inception) to December 31, 2019 and the subsequent period through March 31, 2020, there were no: (i) disagreements with RSM on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to RSM’s satisfaction would have caused RSM to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from January 23, 2018 (inception) to December 31, 2018 and the interim period through March 31, 2020, we did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered our financial statements, and no written report or oral advice was provided to us by EY that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in

Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided RSM with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and have requested that RSM furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from RSM is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our website address is www.nikolamotor.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as amended by Amendment No.1 to Annual Report on Form 10-K filed with the SEC on March 11, 2022;

•	our Current Report on Form 8-K filed with the SEC on February 24, 2022 (to the extent filed under Item 5.02); and

•

the description of our common stock set forth in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, AZ 85040, telephone (480) 666-1038. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

$12,075,432 Series B-3 Senior Convertible Notes due 2024

NIKOLA CORPORATION

PROSPECTUS SUPPLEMENT

May 24, 2023